Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS IMPROVED FISCAL 2023 SECOND QUARTER FINANCIAL RESULTS; RAISES FULL-YEAR GUIDANCE

Q2 Business and Financial Highlights:

•	Net Sales were $80.9 Million
•	Gross Margin was 18%, Adjusted Gross Margin was 19%
•	Net Sales, Gross Margin and Adjusted Gross Margin Up Versus Preceding Two Quarters
•	$19 Million Income Tax Refund Received, Cash Balance of $56 Million at December 31st

Pipeline Updates:

•	Pivotal Biosimilar Insulin Glargine Clinical Trial Top-line Results Anticipated in Current Quarter; BLA Filing Targeted for Middle of Calendar 2023
•	Positive Results from Study of Biosimilar Insulin Aspart vs US NovoLog®; Commencement of Pivotal Trial Anticipated by Fall of Current Year
•	Executed Sub-License Agreement Related to Insulin Pen Delivery Device, Improving Ability to Freely Market Insulin Products Upon Approval
•	Generic FLOVENT® DISKUS® ANDA Filing Anticipated by Mid Year

Trevose, PA – February 1, 2023 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2023 second quarter ended December 31, 2022.

“For the quarter, net sales, gross margin and adjusted gross margin increased compared with the two preceding quarters,” said Tim Crew, chief executive officer of Lannett. “This improved performance was in part driven by higher product sales across our offering, notably, generic pAdderall due to an ongoing market shortage where our partner was able to maintain their supply; the sale of certain products under a private label agreement; and less competitive intensity than we anticipated. During the quarter, we received, as expected, approximately $19 million of income tax refunds.

“With regard to our pipeline, we are nearing the launch, subject to approval, of a few products that have the potential to be meaningful contributors to our financial results. For our biosimilar insulin glargine product, initial results from the pivotal trial are expected shortly; and with regard to our biosimilar insulin aspart product, positive results from the animal study indicated that our product was highly comparable to the reference biologic. Importantly, we previously entered into a supply agreement for a pen injector delivery device for use with our biosimilar insulin glargine and biosimilar insulin aspart products. Recently we acquired a sublicense to the various patents held by the reference product owner, related to the pen injector device, thereby removing potential related litigation risk associated with the insulin glargine product and improving our ability to freely market our biosimilar insulin products, once approved.

“Looking ahead, we have raised our full-year guidance for net sales and adjusted gross margin, which reflects, in part, our improved performance over the first half of our current fiscal year and our belief that our and our partners’ reliable and high quality supply of affordable medicines has contributed to some stabilization of our current business."

Restructuring, Cost Reduction Initiatives

In December 2022, the company authorized a restructuring and cost savings plan that, once fully implemented, is estimated to generate cost savings of approximately $11 million, annually. The plan includes operational improvements and cost efficiencies, as well as a restructuring of the company’s research and development (R&D) function. These actions will result in a workforce reduction of approximately 60 staffed positions and 40 recently vacant positions, which will be implemented in phases over the remainder of the company’s current fiscal year. The company also anticipates exiting two facilities located in Philadelphia, Pennsylvania this year. While the plan is expected to reduce certain R&D-related costs, the company plans to maintain its level of investment in product development.

Second-Quarter Financial Results: Fiscal 2023 vs Fiscal 2022

GAAP basis:

•	Net sales were $80.9 million compared with $86.5 million
•	Gross profit was $14.3 million, or 18% of net sales, compared with $5.7 million, or 7% of net sales
•	Asset impairment charges were $6.0 million compared with $49.4 million
•	Net loss was $36.3 million, or $0.88 per share, compared with $81.1 million, or $2.01 per share

Non-GAAP basis:

•	Net sales were $80.9 million compared with $86.5 million
•	Adjusted gross profit was $15.7 million, or 19% of net sales, compared with $9.7 million, or 11% of net sales
•	Adjusted interest expense increased to $13.3 million from $12.9 million
•	Adjusted net loss was $14.0 million, or $0.34 per share compared with $15.9 million, or $0.39 per share
•	Adjusted EBITDA was $1.0 million versus negative adjusted EBITDA of $1.0 million

Guidance for Fiscal 2023

Based on its current outlook, the company raised guidance for fiscal year 2023, as follows:

	GAAP	Adjusted*
Net sales	$285 million to $305 million, up from $275 million to $300 million	$285 million to $305 million, up from $275 million to $300 million
Gross margin %	Approximately 15% to 17%, up from approximately 13% to 15%	Approximately 17% to 19%, up from approximately 15% to 17%
R&D expense	$21 million to $23 million, down from $23 million to $25 million	$21 million to $23 million, down from $23 million to $25 million
SG&A expense	$66 million to $68 million, up from $64 million to $67 million	$61 million to $63 million, up from $56 million to $59 million
Restructuring expenses	$3 million to $4 million, up from $0 to $1 million	--
Asset impairment charges	$10.7 million, up from $4.7 million	--
Interest and other	Approximately $67 million, up from approximately $60 million	Approximately $53 million, unchanged
Effective tax rate	Approximately 0% to 1%, changed from approximately 0% to 4%	Approximately 20% to 22%, down from approximately 23.5% to 24.5%
(Negative) Adjusted EBITDA	N/A	($5 million) to $1 million, changed from ($12 million) to $0 million
Capital expenditures	Approximately $8 million to $10 million, changed from approximately $8 million to $12 million	Approximately $8 million to $10 million, changed from approximately $8 million to $12 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the financial tables following this release.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2023 second quarter ended December 31, 2022. The conference call will be available to interested parties by dialing 877-407-9716 from the U.S. or Canada, or 201-493-6779 from international locations. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This release contains references to non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The company’s management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the company’s core business. Additionally, it provides a basis for the comparison of the financial results for the company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

NovoLog® is a registered trademark of Novo Nordisk A/S. ADVAIR DISKUS® and Flovent® Diskus® are registered trademarks of GlaxoSmithKline. Spiriva® Handihaler® is a registered trademark of Boehringer Ingelheim.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and can be identified by the words “estimate,” “expect,” “believe,” “target,” “anticipate” and other similar expressions. Any such statements, including, but not limited to, statements regarding the company’s competitive environment and other market conditions; regulatory and operational developments; the timing related to commencing and successfully completing the pivotal clinical trials, filing the Biologics License Applications, and successfully launching any products, including biosimilar insulin glargine and biosimilar insulin aspart; the potential material impact of COVID-19 on future financial results; the timing of the company’s restructuring plan and its ability to realize estimated cost reductions and other benefits therefrom; the company’s financial status and performance; and the company’s ability to achieve the financial metrics stated in the company’s guidance for fiscal 2023, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors beyond the company’s control. Such factors include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and the company’s estimated or anticipated future financial results, future inventory levels, future competition or pricing future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s latest Form 10-K, subsequent Form 8-Ks and 10-Qs and other documents filed with the Securities and Exchange Commission from time to time. You should not place undue reliance upon any such forward-looking statements, which represent the company's judgment as of the date of this release. To the fullest extent permitted by law, the company disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$55,850	$87,854
Accounts receivable, net	80,344	56,241
Inventories	94,776	95,158
Current income taxes receivable	-	36,793
Assets held for sale	1,300	-
Other current assets	18,257	14,070
Total current assets	250,527	290,116
Property, plant and equipment, net	116,473	133,178
Intangible assets, net	29,639	32,179
Operating lease right-of-use asset	9,274	9,646
Income taxes receivable	17,984	-
Other assets	14,462	19,316
TOTAL ASSETS	$438,359	$484,435

LIABILITIES
Current liabilities:
Accounts payable	$33,165	$29,737
Accrued expenses	25,688	23,667
Accrued payroll and payroll-related expenses	9,151	8,342
Rebates payable	21,377	21,568
Royalties payable	7,466	5,677
Restructuring liability	410	490
Current operating lease liabilities	2,074	2,064
Other current liabilities	12,885	13,395
Total current liabilities	112,216	104,940
Long-term debt, net	623,855	614,948
Long-term operating lease liabilities	9,441	9,994
Other liabilities	5,121	5,616
TOTAL LIABILITIES	750,633	735,498

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 42,996,851 and 42,269,137 shares issued; 41,247,806 and 40,704,572 shares outstanding at December 31, 2022 and June 30, 2022, respectively)	43	42
Additional paid-in capital	367,134	363,957
Accumulated deficit	(660,713)	(596,386)
Accumulated other comprehensive loss	(367)	(411)
Treasury stock (1,749,045 and 1,564,565 shares at December 31, 2022 and June 30, 2022, respectively)	(18,371)	(18,265)
Total stockholders' deficit	(312,274)	(251,063)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$438,359	$484,435

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$80,894	$86,508	$155,973	$188,033
Cost of sales	65,258	76,990	126,543	157,998
Amortization of intangibles	1,358	3,808	2,553	7,804
Gross profit	14,278	5,710	26,877	22,231
Operating expenses (income):
Research and development expenses	4,928	4,747	12,107	10,511
Selling, general and administrative expenses	18,317	18,791	35,014	37,696
Restructuring expenses	335	891	481	891
Asset impairment charges	5,969	49,361	10,637	49,361
Gain on sale of intangible assets	(500)	-	(3,563)	-
Total operating expenses	29,049	73,790	54,676	98,459
Operating loss	(14,771)	(68,080)	(27,799)	(76,228)
Other income (expense), net:
Investment income	399	46	491	80
Interest expense	(15,184)	(14,430)	(30,214)	(28,654)
Loss on loan receivable	(6,826)	-	(6,826)	-
Other	106	11	87	(51)
Total other expense, net	(21,505)	(14,373)	(36,462)	(28,625)
Loss before income tax	(36,276)	(82,453)	(64,261)	(104,853)
Income tax expense (benefit)	32	(1,368)	66	(1,426)
Net loss	$(36,308)	$(81,085)	$(64,327)	$(103,427)

Loss per common share:
Basic	$(0.88)	$(2.01)	$(1.57)	$(2.58)
Diluted	$(0.88)	$(2.01)	$(1.57)	$(2.58)

Weighted average common shares outstanding:
Basic	41,170,839	40,358,137	41,056,607	40,142,974
Diluted	41,170,839	40,358,137	41,056,607	40,142,974

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Six months ended December 31, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Gain on sale of intangible assets	Operating loss	Other expense	Loss before income tax	Income tax expense (benefit)	Net loss	Diluted loss per share (k)
GAAP Reported	$155,973	$126,543	$2,553	$26,877	17%	$12,107	$35,014	$481	$10,637	$(3,563)	$(27,799)	$(36,462)	$(64,261)	$66	$(64,327)	$(1.57)
Adjustments:
Amortization of intangibles (a)	-	-	(2,553)	2,553		-	-	-	-	-	2,553	-	2,553	-	2,553
Cody API business (b)	-	(90)	-	90		-	(16)	-	-	-	106	-	106	-	106
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,102)	-	-	-	2,102	-	2,102	-	2,102
Restructuring expenses (d)	-	-	-	-		-	-	(481)	-	-	481	-	481	-	481
Asset impairment charges (e)	-	-	-	-		-	-	-	(10,637)	-	10,637	-	10,637	-	10,637
Gain on sale of intangible assets (f)	-	-	-	-		-	-	-	-	3,563	(3,563)	-	(3,563)	-	(3,563)
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	-	3,637	3,637	-	3,637
Loss on loan receivable (h)	-	-	-	-		-	-	-	-	-	-	6,826	6,826	-	6,826
Other (i)	-	-	-	-		-	(2,603)	-	-	-	2,603	(140)	2,463	-	2,463
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	-	(7,945)	7,945

Non-GAAP Adjusted	$155,973	$126,453	$-	$29,520	19%	$12,107	$30,293	$-	$-	$-	$(12,880)	$(26,139)	$(39,019)	$(7,879)	$(31,140)	$(0.76)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses primarily associated with the 2022 Restructuring Plan
(e)	To exclude asset impairment charges related to the Company's State Road and Torresdale facilities
(f)	To exclude the gain on sale of assets related to several ANDAs, primarily purchased by Chartwell Pharmaceuticals, Inc.
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the write-down of a loan receivable to a third party company operating in the online pharmaceutical business
(i)	To primarily exclude costs related to strategic review initiatives and the gain on a legal settlement
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the six months ended December 31, 2022 is 41,056,607 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Six months ended December 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (j)
GAAP Reported	$188,033	$157,998	$7,804	$22,231	12%	$10,511	$37,696	$891	$49,361	$(76,228)	$(28,625)	$(104,853)	$(1,426)	$(103,427)	$(2.58)
Adjustments:
Amortization of intangibles (a)	-	-	(7,804)	7,804		-	-	-	-	7,804	-	7,804	-	7,804
Cody API business (b)	-	(50)	-	50		(6)	(270)	-	-	326	-	326	-	326
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,102)	-	-	2,102	-	2,102	-	2,102
Restructuring expenses (d)	-	-	-	-		-	-	(891)	-	891	-	891	-	891
Distribution agreement renewal costs (e)	-	-	-	-		-	(219)	-	-	219	-	219	-	219
Asset impairment charges (f)	-	-	-	-		-	-	-	(49,361)	49,361	-	49,361	-	49,361
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	2,959	2,959	-	2,959
Other (h)	-	(177)	-	177		(1)	(5,944)	-	-	6,122	-	6,122	-	6,122
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	-	(7,162)	7,162

Non-GAAP Adjusted	$188,033	$157,771	$-	$30,262	16%	$10,504	$29,161	$-	$-	$(9,403)	$(25,666)	$(35,069)	$(8,588)	$(26,481)	$(0.66)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(f)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, one-time employee retention awards and separation costs related to the Company's former Chief Information Officer
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the six months ended December 31, 2021 is 40,142,974 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended December 31, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Gain on sale of intangible assets	Operating loss	Other expense	Loss before income tax	Income tax expense (benefit)	Net loss	Diluted loss per share (k)
GAAP Reported	$80,894	$65,258	$1,358	$14,278	18%	$4,928	$18,317	$335	$5,969	$(500)	$(14,771)	$(21,505)	$(36,276)	$32	$(36,308)	$(0.88)
Adjustments:
Amortization of intangibles (a)	-	-	(1,358)	1,358		-	-	-	-	-	1,358	-	1,358	-	1,358
Cody API business (b)	-	(40)	-	40		-	(7)	-	-	-	47	-	47	-	47
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	-	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(335)	-	-	335	-	335	-	335
Asset impairment charges (e)	-	-	-	-		-	-	-	(5,969)	-	5,969	-	5,969	-	5,969
Gain on sale of intangible assets (f)	-	-	-	-		-	-	-	-	500	(500)	-	(500)	-	(500)
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	-	1,860	1,860	-	1,860
Loss on loan receivable (h)	-	-	-	-		-	-	-	-	-	-	6,826	6,826	-	6,826
Other (i)	-	-	-	-		-	(1,500)	-	-	-	1,500	(140)	1,360	-	1,360
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	-	(3,954)	3,954

Non-GAAP Adjusted	$80,894	$65,218	$-	$15,676	19%	$4,928	$15,759	$-	$-	$-	$(5,011)	$(12,959)	$(17,970)	$(3,922)	$(14,048)	$(0.34)

(a)	To exclude amortization of purchased intangible assets
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses primarily associated with the 2022 Restructuring Plan
(e)	To exclude asset impairment charges related to the Company's Torresdale facility
(f)	To exclude the gain on sale of one of the Company's ANDAs
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the write-down of a loan receivable to a third party company operating in the online pharmaceutical business
(i)	To primarily exclude costs related to strategic review initiatives and the gain on a legal settlement
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended December 31, 2022 is 41,170,839 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
 (In thousands, except percentages, share and per share data)

Three months ended December 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (i)
GAAP Reported	$86,508	$76,990	$3,808	$5,710	7%	$4,747	$18,791	$891	$49,361	$(68,080)	$(14,373)	$(82,453)	$(1,368)	$(81,085)	$(2.01)
Adjustments:
Amortization of intangibles (a)	-	-	(3,808)	3,808		-	-	-	-	3,808	-	3,808	-	3,808
Cody API business (b)	-	(17)	-	17		-	(257)	-	-	274	-	274	-	274
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(891)	-	891	-	891	-	891
Asset impairment charges (e)	-	-	-	-		-	-	-	(49,361)	49,361	-	49,361	-	49,361
Non-cash interest (f)	-	-	-	-		-	-	-	-	-	1,520	1,520	-	1,520
Other (g)	-	(177)	-	177		(1)	(3,525)	-	-	3,703	-	3,703	-	3,703
Tax adjustments (h)	-	-	-	-		-	-	-	-	-	-	-	(4,588)	4,588

Non-GAAP Adjusted	$86,508	$76,796	$-	$9,712	11%	$4,746	$13,958	$-	$-	$(8,992)	$(12,853)	$(21,845)	$(5,956)	$(15,889)	$(0.39)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(f)	To exclude non-cash interest expense associated with debt issuance costs
(g)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, one-time employee retention awards and separation costs related to the Company's former Chief Information Officer
(h)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(i)	The weighted average share number for the three months ended December 31, 2021 is 40,358,127 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
December 31, 2022
Net loss	$(36,308)

Interest expense	15,184
Depreciation and amortization	6,287
Income tax expense	32
EBITDA	(14,805)

Share-based compensation	1,532
Inventory write-down	592
Asset impairment charges (a)	5,969
Loss on loan receivable (b)	6,826
Investment income	(399)
Gain on sale of intangible assets (c)	(500)
Other non-operating expense	(106)
Restructuring expenses	335
Other (d)	1,548
Adjusted EBITDA (Non-GAAP)	$992

(a) To exclude asset impairment charges related to the Company's Torresdale facility

(b) To exclude the write-down of a loan receivable to a third party company operating in the online pharmaceutical business

(c) To exclude the gain on sale of one of the Company's ANDAs

(d) To primarily exclude costs related to strategic review initiatives

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$285 - $305	-		$285 - $305
Gross margin percentage	approx. 15% to 17%	2%	(a)	approx. 17% to 19%
R&D expense	$21 - $23	-		$21 - $23
SG&A expense	$66 - $68	($5)	(b)	$61 - $63
Restructuring expenses	$3 - $4	($3 - $4)	(c)	-
Asset impairment charges	$10.7	($10.7)	(d)	-
Interest and other	approx. $67	($14)	(e)	approx. $53
Effective tax rate	approx. 0% to 1%	-		approx. 20% to 22%
Adjusted EBITDA	N/A	N/A		$(5) - $1
Capital expenditures	$8 - $10	-		$8 - $10

(a) The adjustment primarily reflects amortization of purchased intangible assets

(b) The adjustment primarily excludes costs related to strategic review initiatives as well as depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) To exclude expenses associated primarily with the 2022 Restructuring Plan

(d) To exclude asset impairment charges related to the Company's State Road and Torresdale facilities

(e) To primarily exclude non-cash interest expense associated with debt issuance costs and the write-down of a loan receivable to a third party company operating in the online pharmaceutical business

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
	Low	High
Net loss	$(122.2)	$(118.5)

Interest expense	60.0	60.0
Depreciation and amortization	24.0	24.0
Income taxes	-	(1.0)
EBITDA	(38.2)	(35.5)

Share-based compensation	6.0	6.4
Inventory write-down	6.3	7.2
Asset impairment charges (a)	10.7	10.7
Restructuring expenses (b)	3.0	4.0
Gain on sale of assets (c)	(3.6)	(3.6)
Loss on loan receivable (d)	6.8	6.8
Other (e)	4.0	5.0
Adjusted EBITDA (Non-GAAP)	$(5.0)	$1.0

(a) To exclude asset impairment charges related to the Company's State Road and Torresdale facilities

(b) To exclude expenses associated primarily with the 2022 Restructuring Plan

(c) To exclude the gain on sale of assets related to several ANDAs, primarily purchased by Chartwell Pharmaceuticals, Inc.

(d) To exclude the write-down of a loan receivable to a third party company operating in the online pharmaceutical business

(e) To primarily exclude costs related to strategic review initiatives

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
($ in thousands)	December 31,		December 31,
Medical Indication	2022	2021	2022	2021
Analgesic	$2,592	$3,919	$6,016	$9,233
Anti-Psychosis	2,575	2,095	5,195	5,810
Cardiovascular	13,089	9,753	23,971	23,853
Central Nervous System	21,782	22,340	42,576	45,125
Endocrinology	5,831	8,297	13,143	16,142
Gastrointestinal	8,716	14,023	16,658	29,263
Infectious Disease	4,989	6,520	10,058	19,035
Migraine	3,574	4,446	6,898	9,131
Respiratory/Allergy/Cough/Cold	1,468	1,868	2,670	4,982
Other	10,955	10,275	19,714	20,627
Contract Manufacturing revenue	5,323	2,972	9,074	4,832
Net Sales	$80,894	$86,508	$155,973	$188,033